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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-3226 of CITGO Petroleum Corporation on Form S-3 and in Registration Statement No. 333-65454 of PDVSA Finance Ltd. and Petroleos de Venezuela, S.A. on Form F-3 of our report dated February 14, 2002 (November 26, 2002 as to
Note 18), which contains an explanatory paragraph related to the restatement of the financial statements covered by our report, appearing in this Current Report on Form 8-K of CITGO Petroleum Corporation dated November 27, 2002.



DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
November 27, 2002